                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 033-55630, 033-55630 A, 033-73096, 033-73360, 033-31579, 033-42551,
033-42551 A, 033-44162, 033-45247, 033-60493, and 033-58093) and Form S-8 (Nos.
033-77172, 033-32354, 033-45683, 033-21091, 033-12598, 033-59867, and 033-59869)
of Alliance Pharmaceutical Corp. of our report dated July 27, 1993, appearing in this annual report on Form 10-K of Alliance Pharmaceutical Corp. for the year ended June 30, 1995.



/s/ Deloitte & Touche LLP



New York, New York
September 20, 1995